EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Completes Successful Eureka Drill Program

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Highlights include 80 feet @ 0.09 ounces of gold per ton (opt) (24.4 meters (m) @ 3.04 grams of gold per tonne (g/t)), including 20 feet @ 0.26 opt (6.1 m @ 8.79 g/t), in BHWF-40 at Windfall

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Four of six near surface Windfall drill holes intercepted >1 g/t over lengths of 40 to 90 feet

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Lookout Mountain drilling confirms new higher grade gold zone at depth

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Drilling at Eureka is now complete

Coeur d’Alene, Idaho – April 20, 2015 – Timberline Resources Corporation (NYSE MKT: TLR; TSX-V: TBR) (“Timberline” or the “Company”) today announced positive drill results from its recently completed drill program at the Eureka project in Nevada. Recent drilling tested on-strike, offset, and down-dip extensions of gold mineralization that was previously mined at the Windfall area and also confirmed a newly recognized zone of higher grade gold mineralization at depth associated with the Company’s existing National Instrument 43-101 (“NI 43-101”) resource estimate at Lookout Mountain.

Kiran Patankar, Timberline’s President and Chief Executive Officer, commented, “Timberline’s recent drilling success at Eureka is a credit to our technical team.  At Windfall, four drill holes encountered wide intercepts of greater than 1 g/t of gold near surface.  When considered along with historical gold production in the Windfall area, this bodes well for potential open pit mine development with heap leach processing.  At Lookout Mountain, a confirmed new zone of higher grade gold mineralization at depth provides strong evidence for a meaningful expansion of the existing NI 43-101 resource.  These results demonstrate the opportunity for adding high quality gold ounces through multiple discoveries within our district-scale Eureka project.”

Windfall Drilling

Six drill holes completed at Windfall (BHWF-036 to 041, http://timberline-resources.com/main.php?page=194) tested a strike length of approximately 3,000 feet and intersected gold mineralization consistent with results from over 600 historic drill holes.

Results of the drill program at Windfall are presented in the table below:

Drill Hole	From (feet)	Length (feet)(1)	Gold (opt)	From (meters)	Length (meters)(1)	Gold (g/t)
BHWF-036	290	40	0.04	88.4	12.2	1.26
BHWF-037	185	90	0.06	56.4	27.4	2.20
including	185	45	0.11	56.4	13.7	3.68
BHWF-038	420	80	0.01	128.0	24.4	0.32
BHWF-039	380	35	0.01	115.8	10.7	0.46
BHWF-040	290	80	0.09	88.4	24.4	3.04
including	305	20	0.26	93.0	6.1	8.79
BHWF-041	230	60	0.04	70.1	18.3	1.24

Lookout Mountain Drilling

Two drill holes completed at Lookout Mountain (BHSE-172 and BHSE-173, http://timberline-resources.com/main.php?page=194) intersected gold mineralization confirming a new higher grade gold zone previously identified in drill holes BHSE-152 and BHSE-171 (refer to http://www.timberline-resources.com/main.php?page=190&press=249).  This mineralization is not included in the Company’s reported NI 43-101 resource estimate of 508,000 ounces (oz) of gold in the Measured & Indicated Resources categories (M&I) and 141,000 oz of gold in the Inferred Resource category.

The Company also reported results of infill drill hole BHSE-174, which intersected gold mineralization consistent with the existing Lookout Mountain resource.

Results of the Lookout Mountain drill program are presented in the table below:

Drill Hole	From (feet)	Length (feet)(1)	Gold (opt)	From (meters)	Length (meters)(1)	Gold (g/t)
BHSE-152	1,025	15.0	0.14	312.4	4.6	4.73
BHSE-171	990	65.0	0.09	301.8	19.8	3.22
including	1,020	25.0	0.14	310.9	7.6	4.93
BHSE-172	895	46.6	0.10	272.8	14.2	3.47
including	901	25.2	0.15	274.7	7.7	5.02
BHSE-173	930	57.4	0.06	283.5	17.5	1.92
including	953	14.7	0.09	290.5	4.5	3.12
BHSE-174	380	75.0	0.02	115.8	22.9	0.57

1)

True widths of the drill intercepts have not been determined

Drill holes BHSE-172 and BHSE-173, which were offset approximately 140 feet from BHSE-171, are stratigraphically well correlated, as the gold intercepts occur in mineralized collapse breccias similar to previous gold intercepts in the pyritic Dunderberg Shale-Hamburg Dolomite contact zone.  The intercepts are thought by Timberline geologists to be related to a higher grade feeder system as recognized in many Carlin-type systems.

Next Steps

Timberline is currently updating the geologic models at Lookout Mountain and Windfall based on these drill results.  When completed, the Company intends to incorporate the new results into an initial NI 43-101 resource estimate for Windfall and assess potential additional follow-up drilling at Lookout Mountain and Windfall.

Technical Information

Timberline’s current gold resource estimate at Lookout Mountain, which was prepared by Mine Development Associates (“MDA”) of Reno, Nevada, consists of:

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Lookout Mountain Gold Resource(1)(2)(3)
Resource Category	Short Tons	Metric Tonnes	Ounces of Gold per Ton (opt)	Grams of Gold per Tonne (g/t)	Gold Ounces

Measured	3,043,000	2,761,000	0.035	1.20	106,000
Indicated	25,897,000	23,493,000	0.016	0.55	402,000
Measured & Indicated	28,940,000	26,254,000	0.018	0.62	508,000

Inferred	11,709,000	10,622,000	0.012	0.41	141,000

Notes:

1)

0.006 opt (0.21 g/t) cut-off applied to oxidized material to capture mineralization potentially available to open pit extraction and heap leach processing.  0.030 opt (1.03 g/t) cut-off applied to unoxidized material to capture mineralization potentially available to open pit extraction and lower heap leach recoveries or sulfide processing.

2)

Rounding may cause apparent discrepancies.

3)

The effective date of the Lookout Mountain updated gold resource is February 20, 2013.

Refer to Timberline’s website for the full http://timberline-resources.com/main.php?page=208 with various cut-off grades.

Timberline’s district-scale Eureka project is strategically located within the greater Eureka Mining District, just four miles from Barrick Gold's multi-million ounce Archimedes / Ruby Hill mine.  The Eureka project features three distinct zones defined by structure and geochemistry and includes past-producing open pits, along with several untested zones and underexplored exploration targets (http://timberline-resources.com/main.php?page=208).

Steven Osterberg, Ph.D., P.G., Timberline’s Vice-President of Exploration, is a Qualified Person as defined by NI 43-101 and has reviewed and approved the technical contents of this news release.  He has verified the drill results and other data disclosed in this news release, including sampling, analytical and test data.  Field work has been conducted under his supervision.  The Timberline sampling and analysis program included an industry standard QA/QC program.  After logging and cutting or dividing the sample intervals in half, the samples were picked up by Inspectorate America Corporation and taken to their ISO-9001 certified assay lab in Sparks, Nevada for analysis.  The samples were analyzed for gold using a standard 30g fire assay with an AA finish.  Samples returning a gold value in excess of 3 ppm were re-analyzed using a 30g fire assay with a gravimetric finish.

The Lookout Mountain mineral resources were modeled and estimated by MDA by evaluating the drill data statistically, utilizing geologic interpretations provided by Timberline to interpret gold mineral domains on cross sections spaced at 50- to 100-foot intervals across the extents of the Lookout Mountain mineralization, rectifying the mineral-domain interpretations on level plans spaced at 10-foot intervals, analyzing the modeled mineralization geostatistically to aid in the establishment of estimation parameters, and interpolating grades into a three-dimensional block model.  Mike Gustin, CPG of MDA is a Qualified Person as defined by National Instrument 43-101 and is responsible for the resource estimate.

About Timberline Resources

Timberline Resources Corporation is focused on advancing district-scale gold exploration and development projects in Nevada, including its recently optioned Talapoosa project in Lyon County and its 23 square mile Eureka project lying on the Battle Mountain-Eureka gold trend.  At Eureka, the Company continues to advance the NI 43-101 resource(1) of 508,000 ounces (M&I) and 141,000 ounces (Inferred) of gold at the Lookout

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Mountain project area, and is completing a drill program at the Windfall project area.  Exploration potential occurs within three separate structural trends defined by distinct geochemical gold anomalies.  Timberline also owns the Seven Troughs property in northern Nevada, known to be one of the state’s highest grade, former producers, as well as a 50% carried-to-production interest in the Butte Highlands high-grade underground gold project in Montana.

Timberline is listed on the NYSE MKT where it trades under the symbol "TLR" and on the TSX Venture Exchange where it trades under the symbol "TBR".

(1) Refer to Updated Technical Report on the Lookout Mountain Project, MDA, Effective March 1, 2013, Filed on SEDAR April 12, 2013

The Company’s JV partner at Butte Highlands has decided that it may advance the project into production without first establishing NI 43-101 mineral resources supported by an independent technical report or completing a feasibility study.  A production decision without the benefit of a technical report independently establishing mineral resources or reserves and any feasibility study demonstrating economic and technical viability creates increased uncertainty and heightens economic and technical risks of failure.

Cautionary note to United States Investors Regarding Estimates of Resources: This press release uses the terms "Measured Resources", "Indicated Resources",  "Measured & Indicated Resources" and “Inferred Resources”  We advise U.S. investors that while these terms are defined in and required by Canadian regulations under NI 43-101, these terms are not defined terms under United States Securities and Exchange Commission (“SEC”) Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and all necessary permits and governmental authorizations must be filed with the appropriate governmental authority.  Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves.  “Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility.  It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category.  Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases.  Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable.  Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC Industry Guide 7 standards as in place tonnage and grade without reference to unit measures.

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding mineral resource estimates; timing or results of updating geologic models and/or incorporating results into technical reports; a higher-grade feeder system at Lookout Mountain; potential follow-up drilling at Lookout Mountain or Windfall; completion of an initial resource estimate at Windfall; heap-leach potential at Windfall; exploration potential at Eureka, expansion of the current resource at Lookout Mountain; a large, underground, bulk-mineable gold deposit at Lookout Mountain; the scale of Eureka; the Company’s ability to advance Talapoosa, Eureka, or other district-scale projects and/or resources; timing, completion, and filing of technical reports; and construction and operations at Butte Highlands.  When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to its exploration projects, risks related to mining activities, risks related to

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potential future transactions, risks related to the Company continuing as a going concern, risks related to the ability to finance any payment due at the exercise of the Option, risks related to project development decisions, risks related to mineral resource estimates and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2014.  Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

For Further Information Please Contact:

Kiran Patankar

President and Chief Executive Officer

Tel: 208-664-4859

E-mail: info@timberline-resources.com

Website: www.timberline-resources.com

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